Exhibit 4.1

                             CHARTER FINANCIAL, INC.

                             1997 STOCK OPTION PLAN


1. Purpose

         The purpose of the Charter Financial, Inc. 1997 Stock Option Plan (the "Plan") is to advance the interests of the Company and its stockholders by providing Key Employees and Outside Directors of the Company and its Affiliates, including Charter Bank, S.B., upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2. Definitions

         "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company or the Bank, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

         "Award" means an Award of Non-Statutory Stock Options, Incentive Stock Options, Limited Rights, and/or Dividend Equivalent Rights granted under the provisions of the Plan.

         "Bank" means Charter Bank, S.B., or a successor corporation.

         "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, his estate.

         "Board" or "Board of Directors" means the board of directors of the Company or its Affiliate, as applicable.

         "Cause" means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and- desist order, any of which results in a material loss to the Company or an Affiliate.


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         "Change  in  Control"  of the Bank or the  Company  means a  change  in control of a nature  that:  (i) would be  required to be reported in response to
Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or
consolidation   of  the  Company  or  similar   transaction  with  one  or  more
corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means a Committee of the Board consisting of either (i) at least two Non- Employee Directors of the Company, or (ii) the entire Board of the Company.

         "Common Stock" means shares of the common stock of the Company, par value $.10 per share.

         "Company" means Charter Financial, Inc., or a successor corporation.


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         "Continuous  Service" means employment as a Key Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor.

         "Conversion" means the December 28, 1995, conversion of Charter Bancorp, M.H.C. from the mutual to stock form of organization.

         "Date of Grant" means the actual date on which an Award is granted by the Committee.

         "Director" means a member of the Board.

         "Disability" means the permanent and total inability by reason of mental or physical infirmative, or both, of an employee to perform the work customarily assigned to him, or of a Director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employee's lifetime.

         "Dividend Equivalent Rights" means the right to receive an amount of cash based upon the terms set forth in Section 10 hereof.

         "Effective Date" means the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company's stockholders.

         "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the Nasdaq stock market (as published by the Wall Street Journal, if published) on such date, or if the Common Stock was not traded on the day prior to such date, on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq stock market, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

         "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to
Section 8.

         "Key Employee" means any person who is currently employed by the Company or an Affiliate who is chosen by the Committee to participate in the Plan.

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

         "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

         "Non-Statutory Stock Option" means an Option granted by the Committee to (i) an Outside Director or (ii) to any other Participant and such Option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in
Section 422 of the Code and the regulations thereunder.

         "Non-Employee Director" means, for purposes of the Plan, a Director who
(a) is not employed by the Company or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

         "Normal Retirement" means for a Key Employee, retirement at the normal or early retirement date set forth in the Bank's Employee Stock Ownership Plan, or any successor plan. Normal Retirement for an Outside Director means a cessation of service on the Board of Directors for any reason other than removal for Cause, after reaching 60 years of age and maintaining at least 10 years of Continuous Service.

         "Offering" means the December 28, 1995 subscription offering of the Common Stock of the Company.

         "Outside Director" means a Director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

         "Option" means an Award granted under Section 7 or Section 8.

         "Participant" means a Key Employee or Outside Director of the Company or its Affiliates who receives or has received an award under the Plan.

         "Termination for Cause" means the termination of employment or termination of service on the Board caused by the individual's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, any of which results in material loss to the Company or one of its Affiliates.

3.       Plan Administration Restrictions

         The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

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

         All transactions involving a grant, award or other acquisition from the Company shall:

         (a) be approved by the Company's full Board or by the Committee;

         (b) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities present, or represented and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

         (c) result in the acquisition of an Option or Limited Right that is held by the Participant for a period of six months following the date of such acquisition.

4.       Types of Awards

         Awards  under the Plan may be granted in any one or a  combination  of:
(a) Incentive Stock Options; (b) Non-Statutory Stock Options; (c) Limited Rights; and (d) Dividend Equivalent Rights.

5.       Stock Subject to the Plan

         Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is 340,276 shares. To the extent that Options or rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that Options together with any related rights granted under the Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

6.       Eligibility

         Key Employees of the Company and its Affiliates shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Limited Rights and/or Dividend Equivalent Rights under the Plan. Outside Directors shall be eligible to receive Non-Statutory Stock Options and Dividend Equivalent Rights under the Plan.
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

7.       Non-Statutory Stock Options

         7.1      Grant of Non-Statutory Stock Options

         (a) Grants to Outside Directors and Key Employees. The Committee may, from time to time, grant Non-Statutory Stock Options to eligible Key Employees and Outside Directors, and, upon such terms and conditions as the Committee may determine, grant Non-Statutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan. Non-Statutory Stock Options granted under the Plan, including Non-Statutory Stock Options granted in exchange for and upon surrender of previously granted Awards, are subject to the terms and conditions set forth in this Section 7. The maximum number of shares subject to a Non-Statutory Option that may be awarded under the Plan to any Key Employee shall be ______.

         (b) Option Agreement. Each Option shall be evidenced by a written option agreement between the Company and the Participant specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

         (c) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be the Fair Market Value of the Common Stock of the Company on the date the Option is granted. Shares may be purchased only upon full payment of the purchase price in one or more of the manners set forth in Section 12 hereof, as determined by the Committee.

         (d) Manner of Exercise and Vesting. A Non-Statutory Stock Option granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. A vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company, or his designee. Such notice shall be irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares, determined on the exercise date in the manner described in Section 2 hereof. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

         (e) Terms of Options. The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. No Options shall be earned by a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-Statutory Stock Option may be exercised in whole or in part by Key Employees and/or Outside Directors. Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company or the Bank, all Non-Statutory Stock Options that have been awarded shall become immediately exercisable for three years following such Change in Control.

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         (f) Termination of Employment or Service. Upon the termination of a Key
Employee's employment or upon termination of an Outside Director's service for any reason other than, Normal Retirement, death, Disability, Change in Control or Termination for Cause, the Participant's Non-Statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for one year following termination. In the event of Termination for Cause, all rights under a Participant's Non-Statutory Stock Options shall expire upon termination. In the event of the Normal Retirement, death or Disability of any Participant, all Non-Statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representative or beneficiaries for five years following the date of his Normal Retirement, death or cessation of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

         (g) Transferability. In the discretion of the Board, all or any Non-Statutory Stock Option granted hereunder may be transferable by the Participant once the Option has vested in the Participant, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

8.       Incentive Stock Options

         8.1      Grant of Incentive Stock Options

         The Committee may, from time to time, grant Incentive Stock Options to Key Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Company and the Key Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

         (b) Price. Subject to Section 14 of the Plan and Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. However, if a Key Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (or under Section 424(d) of the Code is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price in one or more of the mariners set forth in
Section 12 hereof, as determined by the Committee.

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

         (c) Manner of Exercise. Incentive Stock Options granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. The vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company or his designee. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares determined on the exercise date by the manner described in Section 2.

         (d) Amounts of Options. Incentive Stock Options may be granted to any eligible Key Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Key Employee shall be . In granting Incentive Stock Options, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibilities of the Key Employee, the length and value of his or her service to the Bank, the Company, or the Affiliate, the compensation paid to the Key Employee and the Committee's evaluation of the performance of the Bank, the Company, or the Affiliate, according to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000. The provisions of this Section 8.1(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

         (e) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Key Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant.


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

         The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The Committee may also determine as of the Date of Grant any other specific conditions or specific performance goals which must be satisfied prior to the Incentive Stock Option becoming exercisable. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

         The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Company, all Incentive Stock Options that have been awarded shall become immediately exercisable, unless the Fair Market Value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the Date of Grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

         (f) Termination of Employment. Upon the termination of a Key Employee's service for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, the Key Employee's Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Key Employee at the date of termination and only for a period of three months following termination. In the event of Termination for Cause all rights under the Incentive Stock Options shall expire upon termination.

         Upon termination of a Key Employee's employment due to Normal Retirement, death, Disability, or following a Change in Control, all Incentive Stock Options held by such Key Employee, whether or not exercisable at such time, shall be exercisable for a period of five years following the date of his cessation of employment, provided however, that any such Option shall nor be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of his Normal Retirement or termination of employment following a Change in Control; and provided further, that no Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one year following termination of employment due to Disability and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of an Optionee, the Optionee's death must have occurred while employed or within three
(3) months of termination of employment. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

         (g) Transferability. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Key Employee to which it is granted.

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

         (h) Compliance with Code. The options granted under this Section 8 are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.

9.       Limited Rights

         9.1      Grant of Limited Rights

         The Committee may grant a Limited Right simultaneously with the grant of any Option to any Key Employee of the Bank, with respect to all or some of the shares covered by such Option. Limited Rights granted under the Plan are subject to the following terms and conditions:

         (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Company.

         The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

         Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

         (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change in Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.      Dividend Equivalent Rights

         Simultaneously with the grant of any Option to a Participant, the Committee may grant a Dividend Equivalent Right with respect to all or some of the shares covered by such Option. Dividend Equivalent Rights granted under this Plan are subject to the following terms and conditions:

         (a) Terms of Rights. The Dividend Equivalent Right provides the Participant with a cash benefit per share for each share underlying the unexercised portion of the related Option equal to the amount of any extraordinary dividend (as defined in Section 10(c)) per share of Common Stock declared by the Company. The terms and conditions of any Dividend Equivalent Right shall be evidenced in the Option agreement entered into with the Participant and shall be subject to the terms and conditions of the Plan. The Dividend Equivalent Right is transferable only when the related Option is transferable and under the same conditions.

         (b) Payment. Upon the payment of an extraordinary dividend, the Participant holding a Dividend Equivalent Right with respect to Options or portions thereof which have vested shall promptly receive from the Company the amount of cash equal to the amount of the extraordinary dividend per share of Common Stock, multiplied by the number of shares of Common Stock underlying the unexercised portion of the related Option. With respect to options or portions thereof which have not vested, the amount that would have been received pursuant to the Dividend Equivalent Right with respect to the shares underlying such unvested Option or portion thereof shall be paid to the Participant holding such Dividend Equivalent Right together with earnings thereon, on such date as the Option or portion thereof becomes vested. Payments shall be decreased by the amount of any applicable tax withholding prior to distribution to the Participant as set forth in Section 18.

         (c) Extraordinary Dividend. For purposes of this Section 10, an extraordinary dividend is any dividend paid on shares of Common Stock where the rate of the dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters.

11.      Surrender of Option

         In the event of a Participant's termination of employment or termination of service as a result of death, Disability or Normal Retirement, the Participant (or his or her personal representatives, heir(s), or devisee(s)) may, in a form acceptable to the Committee make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or the date of termination of service on the Board and the exercise price per share of the Option. Whether the Company accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Participant whatsoever to make such payments. In the event that the Company accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

         No award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his or her lifetime by the Participant, or by a guardian or legal representative of the Participant.

12.      Alternate Option Payment Mechanism

         The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the agreement with the Participant covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

         (a) Cash Payment. The exercise price may be paid in cash or by certified check. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

         (b) Cashless Exercise. Subject to vesting requirements, if applicable, a Participant may engage in a "cashless exercise" of the Option. Upon a cashless exercise, the Participant shall give the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Option and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Participant does not sell the Common Stock subject to the Option through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party, purchaser of the Common Stock subject to the Option shall pay the Option exercise price plus applicable withholding taxes to the Company.

         (c) Exchange of Common Stock. The Committee may permit payment of the Option exercise price by the tendering of previously acquired shares of Common Stock. All shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.

13.      Rights of a Stockholder

         A Participant shall have no rights as a stockholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate his services as an officer, director or employee at any time.

14.      Agreement with Participants

         Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities law.

15.      Designation of Beneficiary

         A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option or Limited Rights Award to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

16.      Dilution and Other Adjustments

         In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, pro rata return of capital to all shareholders, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

         (a) adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

         (c) adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options, or any Limited Rights attached to such Options.

         No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a "modification" of the Award under Section 424 of the Code.

17.      Effect of a Change in Control on Option Awards

         In the event of a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

         (a) provide that such Options shall be assumed, or equivalent options shall be substituted, ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof, provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of
Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Participant will receive upon consummation of the Change in Control a cash payment for each Option surrendered equal to the difference between the (1) Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or

         (b) in the event of a transaction under the terms of which the holders of Common Stock of the Company will receive upon consummation thereof a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, to make or to provide for a cash payment to the Participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices nor in excess of the Merger Price) and
(B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

18.      Withholding

         There my be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

19.      Amendment of the Plan

         The Board may at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an Award received by Key Employees and/or Outside Directors; provided, however, that no such termination, modification or amendment may affect the rights of a Participant, without his consent, under an outstanding Award. Any amendment or modification of the Plan or an outstanding Award under the Plan, including but not limited to the acceleration of vesting of an outstanding Award for reasons other than the death, Disability, Normal Retirement, or a Change in Control, shall be approved by the Committee or the full Board of the Company.

20.      Effective Date of Plan

         The Plan shall become effective upon the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company's stockholders.

21.      Termination of the Plan

         The right to grant Awards under the Plan will terminate upon the earlier of (i) 10 years after the Effective Date, or (ii) the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs, as set forth in Section 5. The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

22.      Applicable Law

         The Plan will be administered in accordance with the laws of the State of Illinois.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the ______ day of _________________ 1997.


Date Approved by Stockholders:

Effective Date:


ATTEST:                                 CHARTER FINANCIAL, INC.



By:                                     By:
   Secretary                               President and Chief Executive Officer

                             CHARTER FINANCIAL, INC.
                             1997 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


         A. A STOCK OPTION for a total of ____ shares of Common Stock, par value $0.10, of Charter Financial, Inc. (the "Company") is hereby granted to ___ (the "Participant"), subject in all respects to the terms and provisions of the Charter Financial, Inc. 1997 Stock Option Plan (the "Plan"), dated January 16, 1997, which has been adopted by the Company and which is incorporated herein by reference. The terms of this Agreement are subject to the terms and conditions of the Plan.

         B. The option price as determined by the Stock Option Committee for the Plan is $12.84 per share, the fair market value of the Common Stock on the date of the grant of this Option.

         C. Twenty percent (20%) of the Options granted hereunder shall be exercisable each year beginning one year from the date of grant unless the time at which any Stock Option may be exercisable is accelerated as provided under the Plan.

         D. The right to exercise any Stock Option granted hereunder shall expire upon the date which is 10 years after the date of such Stock Option's grant. In the event of a Change in Control of the Company, the Stock Options that have been awarded shall become immediately exercisable for three years following such Change in Control.

         E. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Participant, as a condition to his/her exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that he/she acquires under this Option are being acquired by him/her for investment and not with a present view to distribution or resale, unless counsel of the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

         F. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant only by his/her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Participant.

         G. In addition to the Stock Option award above, you are hereby simultaneously granted Dividend Equivalent Rights with respect to all the shares covered by such Stock Options. Dividend Equivalent Rights granted herein are subject to the terms and conditions of the Charter Financial, Inc. 1997 Stock Option Plan.

         H. A copy of the Charter Financial, Inc. 1997 Stock Option Plan governing this Option granted to you is enclosed, and your attention is invited to all the provisions of the Plan. You will observe that the Plan does not require that you exercise this Option as to any particular number of shares at one time, but this Option must be exercised, if it all and to the extent exercised, by you no later than ten years and one day from the date of this Agreement. This Option may be exercised during such term only in accordance with the terms of the Plan.

Dated: January 16, 1997

                                        CHARTER FINANCIAL, INC,



                                        By:
                                           President and Chief Executive Officer

ATTEST:


By:
    Secretary


         The Participant acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he/she is familiar with the terms and provisions thereof The Participant hereby accepts this Option subject to all the terms and provisions of the Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Stock Option Committee upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Participant authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him/her any taxes required to be withheld by the Company under Federal, State, or Local law as a result of his/her exercise of this Option.

Dated: January 16, 1997


                                            By:
                                                Participant

                       NOTICE OF EXERCISE OF STOCK OPTIONS


         I hereby exercise the stock option (the "Option") granted to me by the Charter Financial, Inc. (the "Company") subject to all the terms and provisions set forth in the Charter Financial, Inc. 1997 Stock Option Plan - Stock Option Agreement (the "Agreement"), and the Charter Financial, Inc. 1997 Stock Option Plan (the "Plan"), referred to therein, and notify you of my desire to purchase shares of common stock of the Company ("Common Stock") for a purchase price of $ per share. Enclosed is my check in the sum of , in full payment for such shares. I understand that after this exercise, shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plans.

         Unless counsel is of the opinion that the following representation is not required under the Securities Act of 1933 or any other applicable law, I hereby represent that the shares of Common Stock to be delivered to me pursuant to this exercise are being acquired by me as an investment and not with a view to distribution or resale.



Dated:    _________________, 19___.



                                             By________________________________
                                               Signature


                                             ___________________________________
                                               Address

                                             ___________________________________
                                             Social Security Number


                                    EXHIBIT A

                ACKNOWLEDGMENT OF RECEIPT OF STOCK OPTION SHARES


         I hereby acknowledge the delivery to me by Charter Financial, Inc. (the "Company") on ___________________________, 19____, of stock certificates for
_____________________ shares of common stock of the Company purchased by me pursuant to the terms and conditions of the Charter Financial, Inc. Stock Option Plan - Stock Option Agreement, and the Charter Financial, Inc. 1997 Stock Option Plan, which shares were transferred to me on the Company's stock record books on _______________, 19__.


Dated:

                                               ________________________________
                                               Signature

                                    EXHIBIT B

                             CHARTER FINANCIAL, INC.
                             1997 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


         A. A STOCK OPTION for a total of _____ shares of Common Stock, par value $0.10, of Charter Financial, Inc. (the "Company") is hereby granted to __________________ (the "Participant"), subject in all respects to the terms and provisions of the Charter Financial, Inc. 1997 Stock Option Plan (the "Plan"), dated January 16, 1997, which has been adopted by the Company and which is incorporated herein by reference. The terms of this Agreement are subject to the terms and conditions of the Plan.

         B. The option price as determined by the Stock Option Committee for the Plan is $12.84 per share, the fair market value of the Common Stock on the date of the grant of this Option; provided however, that if the Participant owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate (or under Section 424(d) of the Code, is deemed to own stock, as of the date of the grant, representing more than 10% of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or Beneficiary), the option price shall be $14.12, which is 110% of the fair market value of the Company's Common Stock on the date of the grant of this Option.

         C. Twenty percent (20%) of the Options granted hereunder shall be exercisable each year beginning one year from the date of grant unless the time at which any Stock Option may be exercisable is accelerated as provided under the Plan.

         D. The right to exercise any Stock Option granted hereunder shall expire upon the date which is 10 years after the date of such Stock Option's grant, provided that if the Participant to whom such Stock Option is granted owns stock, as of the date of the grant, representing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or Beneficiary), then the Stock Option shall not be exercisable after the expiration of 5 years from the date such Option is granted.

         E. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Participant, as a condition to his/her exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that he/she acquires under this Option are being acquired by him/her for investment and not with a present view to distribution or resale, unless counsel of the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

         F. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant only by him/her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Participant.

         G. In addition to the Stock Option award above, you are hereby simultaneously granted Limited Rights and Dividend Equivalent Rights with respect to all the shares covered by such Stock Options. Limited Rights and Dividend Equivalent Rights granted herein are subject to the terms and conditions of the Charter Financial, Inc. 1997 Stock Option Plan.

         H. A copy of the Charter Financial, Inc. 1997 Stock Option Plan governing this Option granted to you is enclosed, and your attention is invited to all the provisions of the Plan. You will observe that the Plan does not require that you exercise this Option as to any particular number of shares at one time, but this Option must be exercised, if at all and to the extent exercised, by you no later than ten years and one day from the date of this Agreement. This Option may be exercised during such term only in accordance with the terms of the Plan.

Dated: January 16, 1997

                                        CHARTER FINANCIAL, INC,



                                        By:
                                           President and Chief Executive Officer

ATTEST:


By:
    Secretary

         The Participant acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he/she is familiar with the terms and provisions thereof. The Participant hereby accepts this Option subject to all the terms and provisions of the Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Stock Option Committee upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Participant authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him/her any taxes required to be withheld by the Company under Federal, State, or Local law as a result of his/her exercise of this Option.


Dated: January 16, 1997


                                         By:
                                            Participant